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                     ACQUIRED ACCOUNTS MONITORING AGREEMENT

         THIS MONITORING AGREEMENT, dated as of March 28th, 1996, is entered into between Masada Security, Inc., a Delaware corporation ("Masada"), and Harvey Sender, as Trustee ("Trustee") for the bankruptcy estates of InterCap Funds Joint Venture, a Colorado general partnership ("Venture"), Security Data Group of California, Inc., a California corporation ("SDG"), IMIF IV-C Service Corp., a Colorado corporation ("Service") (the bankruptcy estates of Venture, SDG, and Service are collectively referred to as "Seller").

                                    Recitals

         A. Masada is purchasing certain security alarm accounts described in Exhibit A attached hereto (the "Alarm Accounts") from Seller pursuant to that certain Asset Purchase and Sale Agreement, dated on or about March 27, 1996 (the "Purchase Agreement"), and will own the rights under customer contracts (the "Contracts") pursuant to which it will furnish certain services to subscribers related to the Alarm Accounts (the "Account Subscribers").

         B. Seller is in the business of owning and operating alarm accounts and is experienced in monitoring and servicing security alarm systems and billing and collecting monitoring and servicing fees.

         C. Masada desires that Seller furnish certain monitoring services for Masada in accordance with the terms of this Agreement.

         THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                 1. Appointment of Seller. Masada hereby appoints and authorizes Seller, and Seller hereby accepts such appointment, to perform Monitoring Services (as hereinafter defined) for and in connection with the Alarm Accounts upon the terms and conditions set forth herein.

                 2. Consideration. During the Term (as defined in Paragraph 8) of this Agreement, Seller shall be entitled to charge Masada $4.75 for each Alarm Account for which Seller provides the Monitoring Services. Such fees shall be paid in arrears and shall be prorated for any period which is less than thirty (30) days during which such Monitoring Services are provided. Notwithstanding anything herein to the contrary, the minimum fee for which Masada shall pay to Seller hereunder shall be $12.00 per Alarm Account (other than Alarm Accounts with Florida customers for which Seller provides Monitoring Services at its Jacksonville central station) for which Seller provides Monitoring Services at any time during the Term of this Agreement.

                 3. Maintenance of Facilities. Seller shall use all reasonable and necessary efforts, consistent with its past custom and practice, to (a) use and maintain its present monitoring facilities (the "Facilities") in conformity and compliance with this Agreement and all applicable governmental laws, ordinances, regulations and rules; and, (b) pay for and continue in full force and effect all necessary federal, state and
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city licenses, permits, certificates and other authorizations of any kind required for the use and operation of the Facilities and/or the performance of its obligations hereunder.

                 4.               Ownership of Contracts and Accounts.
Notwithstanding the authority conferred by Masada on Seller under this Agreement, from and after the closing under the Purchase Agreement, Masada shall continue to own the Contracts and the Alarm Accounts, including the proceeds thereof.

                 5. Relationship of Masada and Seller. The relationship of Masada and Seller is one of principal and independent contractor, respectively; neither Masada nor its personnel, agents, employees, officers or directors shall be deemed employees or agents of Seller and neither Seller nor its personnel, agents, employees, officers or directors shall be deemed employees or agents of Masada. Seller shall hire and employ, in its sole discretion and at its sole expense, all personnel (including independent contractors) reasonably necessary for the proper performance of its duties under this Agreement.

                 6. Scope of Seller's Limited Authority. Except as specifically set forth in this Agreement, Seller shall have no right or authority to incur any liability, debt or obligation of any kind, in the name of, on behalf of, or as agent for Masada, or to make any commitment of any kind or in any manner in the name of, on behalf of, or as agent for Masada.

                 7. Notices. Any notice or other communication hereunder shall be in writing and shall be (i) delivered by hand, (ii) delivered by an overnight courier service with guaranteed next day delivery,
(iii) sent by telecopy, or (iv) mailed by certified mail, postage prepaid, return receipt requested, and addressed as follows:

         IF TO MASADA AT:                                           WITH COPY TO:
         Masada Security, Inc.                                      Burr & Forman
         950 22nd Street North, Suite 800                           420 North 20th Street, Suite 3100
         Birmingham, Alabama  35203                                 Birmingham, Alabama  35203
         Attention:  Mr. Terry W. Johnson                           Attention:  W. Lee Thuston, Esq.
         FACSIMILE:  1-800-531-3293                                 FACSIMILE:  (205) 458-5100

         IF TO SELLER AT:                                           WITH COPY TO:

         Harvey Sender, Trustee                                     Holland & Hart LLP
         Katch, Sender & Wasserman, P.C.                            555 17th Street, Suite 3200
         1999 Broadway, Suite 2305                                  Denver, Colorado 80202-3979
         Denver, Colorado 80202                                     Attn: Mary Ellen Scanlan, Esq.
         FACSIMILE: (303) 296-7600                                  FACSIMILE: (303) 295-8261

or to such other address as may have been furnished to the party giving notice by the party to whom notice is to be given. Notice shall be deemed given upon the earlier of (i) three days after deposit in the U.S. Mail by certified mail, or (ii) actual receipt thereof.

                 8. Term. This Agreement shall be effective as of the date hereof and shall continue for a period of ninety (90) days unless:
(i) Masada elects to renew this Agreement for additional thirty (30) day





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periods by giving Seller five (5) days advance written notice prior to termination or (ii) sooner terminated as provided in Paragraph 12 hereof (the "Term" herein), at which time this Agreement shall terminate in its entirety (other than Paragraph 13 through 18, inclusive, which shall survive any such termination).

                 9. Non-Interference. Seller, its agents, employees and affiliates shall not in any manner, directly or indirectly, interfere with Masada's business or take any other action that is designed, intended, or might reasonably be anticipated to have the effect of adversely affecting Masada's interest in any of the Alarm Accounts or the Contracts or discourage Account Subscribers from maintaining the same business relationships with Masada after the termination of this Agreement as were maintained with Masada prior to the termination of this Agreement.

                 10. Insurance. Seller warrants and represents to Masada that as of the date of this Agreement it has the benefits of and shall maintain in full force and effect during the Term of this Agreement (i) "occurrence basis" public liability insurance coverage in an amount equal to at least $1,000,000 per occurrence; (ii) "occurrence basis" errors and omissions insurance coverage in an amount equal to at least $1,000,000; and (iii) one or more insurance policies covering the Facilities and including workmen's compensation, public liability, property damage and fire and casualty insurance and such insurance coverage shall remain in full force and effect during the Term of this Agreement. In the event that during the term of this Agreement any such insurance is canceled or notice of possible cancellation thereof is given to Seller or its representatives, Seller shall promptly notify Masada thereof.

                 11. Monitoring Services. During the Term, Seller shall be responsible for all costs and expenses of operating the Facilities. Except as otherwise indicated herein, for purposes of this Agreement, the term "Monitoring Services" shall mean and include, without limitation: (i) at all times promptly and diligently performing Masada's obligations under the Contracts to provide monitoring services; and (ii) responding promptly to all alarms and calls generated by equipment installed or operated pursuant to any of the Contracts; transmitting notification of alarms promptly to the police, fire or other appropriate authorities and/or person or persons whose name and telephone numbers are set forth in instructions received by Seller from time to time (unless there is reason to reasonably believe that an emergency condition does not exist); responding to incoming calls from Account Subscribers to cancel alarms; recording updates to the monitoring databases, maintaining hard copies of customer information; coordinating subscriber system testing and providing opening and closing reports to the extent required.

          The parties recognize that the Alarm Accounts listed on Exhibit B attached hereto are currently monitored by third parties on behalf of Seller (the "Third Party Accounts"). All of Seller's obligations hereunder with respect to the Alarm Accounts shall extend to the Third Party Accounts and Seller shall continue to be solely responsible for all costs and charges incurred as a result of third parties providing monitoring or other services with respect to the Third Party Accounts. Seller represents and warrants that no other person or entity has an ownership interest in the Third Party Accounts and that no other person or entity has a right to continue monitoring the Third Party Accounts or other right that could interfere with Masada's ability to own and monitor the Third Party Accounts.

                 12. Termination. This Agreement shall terminate upon the earliest to occur of any of the following:

                                  (a)              Upon the mutual consent in
writing of the parties;





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                                  (b)              At the election of Masada,
in its sole and absolute discretion, upon five (5) days advance written notice to Seller; or

                                  (c)              Termination of this
Agreement as provided in Paragraph 8 hereof.

                 13.              Covenants.

                                  (a)              In the event this Agreement
is terminated for any reason, Seller shall cause all information relating to the Alarm Accounts to be delivered forthwith to Masada, in electronically readable format on magnetic tape.

                                  (b)              Seller shall permit Masada,
or its duly designated representatives, to be present at the Facilities at all times and to monitor Seller's transfer and delivery to Masada of all information related to the Alarm Accounts and Seller's efforts to facilitate and assist with the switching of the communications links for the Alarm Accounts to Masada's central monitoring station.

                                  (c)              From time to time, upon the
written request of Masada, Seller shall deliver to Masada such additional information as it may reasonably request to be informed of the status of the Account Subscribers and the adequacy of the services being provided by Seller hereunder.

                                  (d)              At least once each day,
Seller shall record (back up) all Account Subscriber data and monitoring information pertaining to all Contracts and Alarm Accounts subject to the terms of this Agreement, in electronically readable format on magnetic tape.

                 14. Attorneys Fees. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

                 15. Arbitration. Any controversy or claim arising out of or relating to this Agreement, the construction thereof, or breach thereof, shall be settled by the arbitration provisions as set forth in
Article 10 of the Purchase Agreement.

                 16. No Third-Party Beneficiary. This Agreement is made and entered into by the parties for their sole purpose and benefit. There is no third-party beneficiary to this Agreement, and nothing contained herein shall be deemed, directly or indirectly, expressly or impliedly, to create any third-party beneficiary to this Agreement.

                 17. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that, neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by either party without the prior written consent of the other party.





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                 18.              General Provisions.

                                  (a)              This Agreement may not be
amended nor may any provision of this Agreement be waived, unless such amendment or waiver is set forth in writing and executed by the party to be bound thereby. This Agreement embodies the entire understanding and agreement of the parties with regard to the subject matter hereof, and supersedes any and all negotiations, understandings or agreements with respect thereto; provided, however, that the Purchase Agreement remains in full force and effect except as expressly modified by the terms of this Agreement;

                                  (b)              No prior course of dealing
between or among any persons having any interest in this Agreement and no course of performance of this Agreement shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement;

                                  (c)              Whenever possible, each
provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement;

                                  (d)              This Agreement was
collectively prepared by each of the parties hereto. No ambiguity with respect to any provision of this Agreement shall be construed against any party, and no provision of this Agreement shall be interpreted against any party, because such party or its legal representation may have drafted such provision; and

                                  (e)              The laws of the State of
Colorado, without regard to any conflict of laws provisions thereof, shall govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed hereby.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.


                                 MASADA SECURITY, INC.


                                 By: /s/ Charles F. Armstrong
                                    -----------------------------------------
                                 Its: Vice President
                                     ----------------------------------------



                                 /s/ Harvey Sender
                                 --------------------------------------------
                                 HARVEY SENDER, AS TRUSTEE for the Bankruptcy
                                 Estates of (i) InterCap Funds Joint Venture,
                                 (ii) Security Data Group of California, Inc.
                                 and (iii) IMIF IV-C Service Corp.





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